UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025 (May 16, 2025)

Royalty Pharma plc
(Exact name of registrant as specified in its charter)

England and Wales	001-39329	98-1535773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Identification No.)

110 East 59th Street New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 883-0200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	RPRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 16, Royalty Pharma Holdings Ltd. (“RPH”), a subsidiary of Royalty Pharma plc (the “Company”), consummated the previously announced transaction pursuant to the Membership Interests Purchase Agreement, dated as of January 10, 2025 and as amended by Amendment No. 1 to the Membership Interests Purchase Agreement, dated April 11, 2025 (the “Purchase Agreement”), by and among RPH, Royalty Pharma Manager, LLC (f/k/a Royalty Pharma, LLC), a Delaware limited liability company (“RP LLC”), RP Management, LLC, a Delaware limited liability company (“RP Management”), the sellers named therein (the “Sellers”) and the Company, pursuant to which, upon the terms and subject to the conditions set forth in the Purchase Agreement, RPH acquired all of the equity interests of RP LLC from the Sellers (the “Transaction”). The Transaction is more fully described in Item 2.01 below.

Item 1.01. Entry into a Material Definitive Agreement.

Joinder, Release and First Amendment to Loan Agreement and Loan Documents

Upon consummation of the Transaction, RP Management, RP LLC, RPH, Legorreta Investments, LLC (“Legorreta Investments”), Legorreta Investments II LLC (together with Legorreta Investments, the “Entity Guarantors” and, each, and “Entity Guarantor”), Pablo Legorreta (the “Individual Guarantor”) and Bank of America, N.A. (the “Bank”) entered into that certain Joinder, Release and First Amendment to Loan Agreement and Loan Documents (the “Amendment”), pursuant to which, among other things, (i) RP Management was released as a borrower under that certain Loan Agreement, dated as of December 11, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Loan Agreement” and, as amended by the Amendment, the “Amended Loan Agreement”) and under that certain Continuing and Unconditional Guaranty, dated as of December 11, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Guaranty” and, as amended by the Amendment, the “Amended Guaranty”), (ii) RPH and RP LLC were each joined as a borrower under the Amended Loan Agreement and guarantor under the Amended Guaranty and (iii) the Entity Guarantors and the Individual Guarantor each confirmed their continuing obligations under the Amended Loan Agreement and the Amended Guaranty, respectively.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is attached as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Amended and Restated Exchange Agreement

Concurrently with the consummation of the Transaction, certain recipients nominated by the Sellers and the parties to the existing Exchange Agreement, dated as of December 31, 2024, entered into that certain Amendment and Restatement Agreement to the Exchange Agreement, dated as of May 16, 2025 (the “A&R Exchange Agreement”), pursuant to which such recipients became parties to the Amended and Restated Exchange Agreement and are able to exchange the non-voting class E ordinary shares of RPH acquired by them in connection with the Purchase Agreement after any redesignation into class B ordinary shares of RPH, or other class B ordinary shares of RPH they may hold, on a one-for-one basis for the Company’s Class A ordinary shares.

The foregoing description of the A&R Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&R Exchange Agreement, a copy of which is attached as Exhibit 10.2 and the terms of which are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. As a result of the Transaction and on the terms and pursuant to the conditions contained in the Purchase Agreement, on May 16, 2024, RPH acquired all of equity interests of RP LLC from the Sellers.

Pursuant to the Purchase Agreement, the aggregate consideration paid to, or at the direction of, the Sellers in the Transaction consisted of (i) $200,000,000 of cash, less the aggregate amount of management fee payments in respect of calendar year 2025 made to and actually received by RP Management and RP LLC and their respective subsidiaries from January 1, 2025 through May 16, 2025, subject to customary adjustments and (ii) 24,530,266 non-voting Class E ordinary shares of RPH (the “Share Consideration”). In addition, the Sellers subscribed for such number of Class B ordinary shares of the Company equal to the number of non-voting Class E ordinary shares of RPH they received as part of the Share Consideration, at a price of the nominal value of $0.000001 per Class B ordinary share. Furthermore, RPH assumed RP Management’s $380 million term loan facility and all outstanding indebtedness thereunder. The Share Consideration received by Pablo Legorreta is subject to vesting on a straight-line basis over five years and is subject to forfeiture if he (i) resigns or voluntarily ceases to have a business relationship with the Company group during that period, (ii) is terminated as a service provider of the Company group for cause, or (iii) breaches certain restrictive covenant obligations. The Share Consideration received by the management members of RP Management, other than Pablo Legorreta, are subject to vesting on a straight-line basis over ten years, beginning in 2024, and are subject to forfeiture if the executive’s employment terminates for any reason, subject to certain exceptions.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K of the Company dated January 10, 2025, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information described above under Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transaction, effective as of the closing of the Transaction, the Company’s subsidiary, Royalty Pharma, LLC, entered into offer letters (the “Executive Offer Letters”) with each of Pablo Legorreta, Terrance Coyne, Christopher Hite, George Lloyd and Marshall Urist (the “Named Executive Officers”).

The Executive Offer Letters provide for severance benefits in the form of continued payment of the Named Executive Officer’s base salary for one year in the event of the applicable Named Executive Officer’s termination without “cause” or resignation for “good reason” (each as defined in the applicable Executive Offer Letter), subject to the execution of a release of claims and continued compliance with restrictive covenant obligations. Each of the Named Executive Officers remain subject to their existing restrictive covenant obligations, including covenants with respect to confidentiality, non-competition and non-solicitation. Each of the Named Executive Offers are also eligible to participate in the Company’s employee benefit plans.

The foregoing description of the Executive Offer Letters does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Executive Offer Letters, a form of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025, the terms of which are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Articles of Association of Royalty Pharma plc

In connection with the Transaction, the articles of association of the Company were amended and restated in their entirety by a special resolution passed by the shareholders of the Company at the Annual General Meeting and Special Meeting of Shareholders held on May 12, 2025 and a written class consent of the holders of the Class B ordinary shares of the Company (the “Company A&R Articles of Association”). The Company A&R Articles of Association, which were adopted on May 12, 2025, provide additional rights to redesignate Class B ordinary shares of the Company into deferred shares of the Company when an equal number of Class E ordinary shares of RPH are also redesignated into deferred shares. In addition, the Company A&R Articles of Association include certain refinements to the process of calling a general meeting of shareholders or securing the consent of a class of shareholders.

The foregoing description of the Company A&R Articles of Association does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Company A&R Articles of Association, a copy of which is attached as Exhibit 3.1 and the terms of which are incorporated herein by reference.

Amended and Restated Articles of Association of Royalty Pharma Holdings Ltd

Concurrently with the consummation of the Transaction, pursuant to the terms of the Purchase Agreement, the articles of association of RPH were amended and restated in their entirety by a special resolution of the shareholders of RPH and written class consents of each of the holder of the class C ordinary share of RPH and the holder of the class D ordinary share of RPH, and were adopted as of May 16, 2025 (the “RPH A&R Articles of Association”).

The foregoing description of the RPH A&R Articles of Association does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the RPH A&R Articles of Association, a copy of which is attached as Exhibit 3.2 and the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Articles of Association of Royalty Pharma plc
3.2	Amended and Restated Articles of Association of Royalty Pharma Holdings Ltd
10.1	Joinder, Release and First Amendment to Loan Agreement and Loan Documents*
10.2	Amended and Restated Exchange Agreement, dated as of May 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*The schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROYALTY PHARMA PLC

Date: May 19, 2025	By:	/s/ Terrance Coyne
Terrance Coyne
Chief Financial Officer